Exhibit 10.62
FORM
SUPPLEMENTAL AGREEMENT {No. 2/No. 3}
To
EMPLOYMENT {AND NON-COMPETE} AGREEMENT
This Supplemental Agreement {No. 2/No.3} supplements and amends that certain Employment {and Non-Compete} Agreement entered into the                                         , by and between Texas Eastern Products Pipeline Company and assumed by EPCO, Inc. (“EPCO”), and                                          (“Executive”), as amended                                          (as previously amended, the “Agreement”).
In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EPCO and Executive agree to amend the Agreement as follows:
1.	Section 3 of the Agreement is hereby amended by adding the following thereto:

"(d) If this Agreement has not previously terminated then on June 1, 2008, this Agreement shall automatically terminate and be of no further force or effect without any action required by either party.”

2.	Section 5 of the Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“Intentionally Omitted”

3.	{ Section 8 of the Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“Intentionally Omitted”}

4.	{Section 9/Section11} of the Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“Intentionally Omitted”

5.	The Agreement is hereby amended by adding the following Section thereto:

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“{Section 18/Section 20}. Current Award and Retention Award.
(a) Payment of Current Award. Within thirty (30) days from the execution of the Supplemental Agreement {No. 2/No.3} by the last of EPCO and Executive as evidenced by the dates below their respective signatures, EPCO shall pay to Executive the gross amount of $                     (less applicable legally required deductions and other deductions elected by Executive).
(b) Payment of Retention Award. Provided Executive shall have remained as an employee of EPCO from the Effective Date until June 1, 2008, without interruption, EPCO shall pay to Executive, on or before July 1, 2008, the gross amount of $                     (said $                    , less applicable legally required deductions and other deductions elected by Executive, being hereinafter referred to as the “Retention Award “). In the event Executive’s employment is terminated by EPCO prior to June 1, 2008 pursuant to Subsection {8/10}(a) (i), (ii) or (iv) of the Agreement, Subsection 1(a)(1)(iii) or Subsection 1(a)(2)(iii) of the Supplemental Agreement, then EPCO shall be required to pay to Executive the entire sum of the Retention Award within sixty (60) days of the date of the termination of Executive’s employment with EPCO.
(c) COBRA Continuation Coverage Cost. In addition, if Executive is enrolled in any of EPCO’s Medical or Dental Plan Coverages for Executive and his eligible dependants as an active employee at the time of such termination and Executive is terminated by EPCO prior to June 1, 2008 pursuant to Subsection {8/10} (a) (i), (ii) or (iv) of the Agreement, Subsection 1(a)(1)(iii) or Subsection 1(a)(2)(iii) of the Supplemental Agreement, then EPCO shall credit Executive with a lump sum in an amount that will provide an after- tax sum (assuming for this purpose that Executive is in the highest marginal tax bracket) equal to the current monthly COBRA continuation coverage cost of Executive’s coverage(s) (including Executive’s eligible dependants) at the time such amount is credited (including, where applicable, an HMO option, but excluding any Cafeteria Plan - Medical Spending Account) for thirty-six (36) consecutive months from the date of EPCO’s said termination of Executive’s employment. EPCO will promptly remit the income taxes due on such amount directly to the appropriate taxing authority. Should Executive obtain subsequent employment and become eligible for medical and/or dental coverages available to employees of the new employer, during such thirty-six (36) consecutive month period, Executive shall immediately so notify EPCO which shall immediately terminate Executive’s coverage(s) in its Medical and/or Dental Plans, as appropriate. Executive shall have no further right to any amounts that otherwise would have been applied to pay the monthly COBRA continuation coverage cost of medical and/or continuation coverage as provided hereunder.
(d) Termination or Resignation by Executive. In the event that prior to June 1, 2008: (i) Executive’s termination of employment by EPCO for cause pursuant to Subsection {8/10} (a)(iii) of this Agreement, or (ii) Executive’s voluntary resignation for any reason from his employment by EPCO, or (iii) Executive’s retirement from his employment by EPCO, then in any of those events Executive shall not be entitled to all or any portion of the Retention Award or any amounts applied to pay the monthly COBRA continuation coverage cost of medical and/or continuation coverage as provided in Section {18/20} (c) hereof, and Executive shall have no further rights or entitlements with respect to the Retention Award”.

6.	Except as hereby amended by this SUPPLEMENTAL AGREEMENT {No. 2/No. 3}, the EMPLOYMENT AGREEMENT is hereby ratified and affirmed in all respects.
     IN WITNESS WHEREOF, the persons hereto have executed this SUPPLEMENTAL AGREEMENT {No. 2/No. 3} effective for all purpose as of January 1, 2007 (“Effective Date”).
EPCO, Inc.
By:
Title: Thomas M. Zulim
      Senior Vice President – Human Resources
Date:
EXECUTIVE:

Printed Name:
Date:

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